Exhibit 99.1

FOR IMMEDIATE RELEASE

NORTHFIELD BANCORP, INC. COMPLETES
ACQUISITION OF VSB BANCORP, INC.

WOODBRIDGE, NEW JERSEY, July 1, 2020 – Northfield Bancorp, Inc. (Nasdaq: NFBK) (“Northfield”), parent company of Northfield Bank, announced today the closing of its acquisition of VSB Bancorp, Inc. (OTCQX: VSBN) (“Victory”), parent company of Victory State Bank.
The Victory merger significantly expands Northfield’s delivery channels in the strategically important marketplace of Staten Island, New York, increasing Northfield’s total service locations on the island to 18. Northfield also operates 17 branch locations in New Jersey and 8 branch locations in Brooklyn, New York. Victory’s data processing systems and name branding are expected to be integrated into Northfield’s, in September 2020.
“We are excited to welcome Victory customers and employees to the Northfield family,” stated Steven M. Klein, President and CEO of Northfield Bank. “We are combining two iconic banking organizations, bringing first class products and technology with Northfield’s locally grown approach to service to the Staten Island community.” Mr. Klein continued, “I’m pleased that Ralph Branca, Victory’s President and CEO, will join our Staten Island team of lenders and business developers to serve the marketplace.”
Under the terms of the merger agreement, each share of Victory common stock will be exchanged for 2.0463 shares of Northfield common stock with fractional shares paid out in cash.
Piper Sandler & Co. served as financial advisor, and Luse Gorman, PC served as legal counsel to Northfield.  FinPro Capital Advisors, Inc. rendered a fairness opinion in connection with the transaction, and Gallet Dreyer & Berkey, LLP served as legal counsel to Victory.
About Northfield Bank
Northfield Bank, founded in 1887, currently operates 43 full-service banking offices in Staten Island and Brooklyn, New York, and Mercer, Middlesex, Hunterdon and Union counties, New Jersey.  For more information about Northfield Bank, please visit www.eNorthfield.com.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Northfield and Victory, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Northfield’s and Victory’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning.  These forward-looking statements are based upon the current beliefs and expectations of Northfield’s and Victory’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Northfield and Victory may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss, and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) adverse governmental or regulatory policies may be enacted; (5) the interest rate environment may compress margins and adversely affect net interest income; (6) the risks associated with continued diversification of assets and adverse changes to credit quality; (7) difficulties associated with achieving expected future financial results; (8) competition from other financial services companies in Northfield’s and Victory’s markets; and (9) the risk of a protracted economic slowdown that would adversely affect credit quality and loan originations, including those related to COVID-19.  Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Northfield’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Northfield or Victory or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.  Except as required by law, Northfield and Victory do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Company Contact:
Northfield Bancorp, Inc.
William R. Jacobs
Executive Vice President & Chief Financial Officer
Tel: (732) 499-7200